Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 2003 included in the Registration Statement on Form S-8 of Receivable Acquisition & Management Corporation filed with the United States Securities and Exchange Commission for the registration of its common stock issuable pursuant to the 2004 Statutory and Non-Statutory Stock Option Plan.


/s/BAGELL, JOSEPHS & COMPANY, L.L.C.
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BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants


Gibbsboro, New Jersey

September 10, 2004